EXHIBIT 10.22.2
2525 West End Building
2525 West End Avenue, Nashville, TN 37203
9th Floor “Large Storage Space”
Addendum to
Sublease Agreement dated December 14, 2006
Between Baird and CPI

ADDRESS:	2525 West End Avenue, 9th Floor Nashville, Tennessee 37203

SUBLANDLORD:	Robert W. Baird & Co. Incorporated

SUBTENANT:	Cumberland Pharmaceuticals Inc, (“CPI”), Nashville, TN Contact: Jean W. Marstiller, VP Admin Services

PREMISES:	486 rentable square feet (RSF), as exhibited in Attachment A 1, marked as Large Storage Space (“LSS”).

RENT COMMENCEMENT:	June 1, 2007.

LEASE TERM:	Ending October 31, 2010.

BASE RENTAL RATE:	Period	Monthly Rent
	06/01/07 — 06/30/07	$0.00
	07/01/07 — 12/31/07	$1,049.76
	01/01/08 — 12/31/08	$1,049.76
	01/01/09 — 12/31/09	$1,049.76
	01/01/10 — 10/31/10	$1,049.76

PER RSF:	$25.92 per rentable square foot.

USE OF PREMISES:	June 1, 2007.

TENANT IMPROVEMENT:	No tenant improvement allowance included for LSS.

OPERATING EXPENSES:	Operating Expenses will be handled in accordance to the terms of the Sublease Agreement between Baird and CPI, dated December 14, 2006.
Upon acceptance of all parties, this “Large Storage Space” Addendum will become part of the Sublease Agreement between Baird and CPI, dated December 14, 2006:

ROBERT W. BAIRD & CO. INCORPORATED		CUMBERLAND PHARMACEUTICALS INC.

By:	/s/ Russell P. Schwei	By:	/s/ Jean W. Marstiller

Name:	Russell P. Schwei	Name:	Jean W. Marstiller
Its:	Managing Director	Its:	Senior Vice President, Administrative Services

Attachment A1

LSS (Large Storage Space)
9th Floor, 2525 West End Building
LSS
LARGE
SMALL
Storage Areas
Large 486 R
396 U
Small 191 R
156 U

Nashville - 9th Floor Storage

CONSENT TO ADDENDUM TO SUBLEASE AGREEMENT
     THIS CONSENT TO ADDENDUM TO SUBLEASE AGREEMENT (this “Amended Consent”) is entered into to be effective as of the Effective Date by and among Lessor, Lessee and Sublessee.

1.	General Terms.

(a)	Effective Date:	May 5, 2007

(b)	Lessor:	Nashville Hines Development, LLC, a Delaware limited liability company

(c)	Lessee:	Robert W. Baird & Co. Incorporated, a Wisconsin corporation

(d)	Sublessee:	Cumberland Pharmaceuticals Inc., a Tennessee corporation

(e)	Building:	2525 West End, Nashville, Tennessee

(f)	Primary Lease:	Office Lease Agreement dated as of July 24, 2000. Any capitalized term used but not defined in this Amended Consent shall have the same meaning given to such term in the Primary Lease.

(g)	Primary Premises:	Approximately forty thousand (40,000) square feet of RSF located on the ninth (9th) and tenth (10th) floors of the Building.

(h)	Sublease:	Sublease Agreement dated December 14, 2006, as amended by that Addendum to Sublease Agreement dated , 2007.

(i)	Consent to Sublease:	Consent to Sublease dated December 15, 2006, among Lessor, Lessee and Sublessee

(j)	Subleased Premises:	Approximately 8,606 square feet of RSF on the ninth (9th) floor of the Building.

(k)	Subleased Storage Space:	Approximately 486 square feet of RSF on the ninth (9th) floor of the Building.

2.	Recitals.
     (a) Lessee is the lessee under the Primary Lease, under which Lessor leased to Lessee the Primary Premises located in the Building.

     (b) Lessee subleased the Subleased Premises to Sublessee pursuant to the Sublease as consented to pursuant to the Consent to Sublease.
     (c) Lessee desires to sublease the Subleased Storage Space to Sublessee.
     (d) The Primary Lease requires Lessor’s consent to any sublease.
     3. Lessor’s Consent. Lessor consents to the sublease of the Subleased Storage Space from Lessee to Sublessee pursuant to the Addendum to Sublease Agreement a copy of which is attached to this Consent as Exhibit “A”, subject to the terms and conditions of the Consent to Sublease as amended by this Amended Consent. As of the Effective Date, the Subleased Premises shall be defined to include the Subleased Storage Space. Sublessee acknowledges that it has examined and is familiar with all of the terms and provisions of the Primary Lease.
     4. Amendment. Except as modified by this Amended Consent, the terms and provisions of the Consent to Sublease shall remain in full force and effect, and the Consent to Sublease, as modified by this Amended Consent, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
     5. Brokerage. Lessee and Sublessee each agree to indemnify, defend and hold Lessor and its designated property management, construction and marketing firms harmless from and against any and all damage, loss, cost or expense, including, without limitation, all attorneys’ fees and disbursements, incurred by reason of any claim of or liability to any broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of the Addendum to Sublease Agreement. The obligations of Lessee and Sublessee under this Paragraph shall survive the expiration or earlier termination of the Sublease.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Consent to Amended Sublease has been executed by the parties to be effective as of the Effective Date.

Lessor:

Nashville Hines Development, LLC, a Delaware limited liability company

By:	Cash Flow Asset Management, L.P., a Texas limited partnership, its General Partner

	By:	CFAM GP, L.L.C., a Texas limited liability company, its sole general partner

		By:	/s/ Joanne M. Johnson

Joanne M. Johnson, Vice President

Lessee: Robert W. Baird & Co. Incorporated, a Wisconsin corporation
By:	/s/ Russell P. Schwei
Russell P. Schwei, Managing Director

Sublessee: Cumberland Pharmaceuticals, Inc, a Tennessee corporation
By:	/s/ Jean W. Marstiller
Jean W. Marstiller, Vice President,
Administrative Services